Exhibit 10.3

GUARANTY OF RECOURSE CARVEOUTS

THIS GUARANTY OF RECOURSE CARVEOUTS (this “Guaranty”) is made as of September 2, 2016, by CITY OFFICE REIT OPERATING PARTNERSHIP, L.P., a Maryland limited partnership (“Guarantor”), in favor of BANKUNITED, N.A., national banking association, having an office at 7815 NW 148th Street, Miami Lakes, Florida 33016 (the “Bank”).

R E C I T A L S:

WHEREAS, contemporaneously herewith, Bank is making a loan to, among others, CIO RESEARCH COMMONS, LLC, a Delaware limited liability company, CIO TECHNOLOGY POINT I & II, LLC, a Delaware limited liability company and CIO UNIVERSITY TECH, LLC, a Delaware limited liability company (each and collectively, with their successors and assigns, “Borrower”) in the principal amount of $30,875,000.00 (the “Loan”), which Loan is evidenced by that certain Promissory Note, dated of even date herewith, made by Borrower, as maker, in favor of Bank, as payee (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note”) and a Loan Agreement dated of even date herewith (the “Loan Agreement”);

WHEREAS, the Loan and related obligations are secured by, among other things, that a Mortgage, Assignment of Leases and Rents and Profits, Security Agreement and Fixture Filing (each such mortgage, together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Mortgage”), from each Borrower and granting Bank, for itself and as agent for affiliated hedging counterparties, a first priority lien on that certain real property as more particularly described on Exhibit “A” to each Mortgage (the “Premises”), together with the buildings and other improvements located thereon (the “Improvements”); and together with the Premises, collectively, the “Project”); and

WHEREAS, Bank requires as a condition to the making of the Loan that Guarantor shall have executed and delivered this Guaranty for the benefit of Bank.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Bank to make the Loan to Borrower, Guarantor hereby represents and warrants, as of the date hereof, and covenants to the Bank as follows:

1. Authorization and Enforceability of Loan Documents. The Loan Agreement, Note, the Mortgage, any indemnification agreement relating to compliance with the Environmental Indemnity Agreement dated of even date herewith given by Borrower and Guarantor in favor of Bank (a “Environmental Indemnity Agreement”) and all of the other documents executed and delivered by Borrower in connection with the Loan (collectively, the “Loan Documents”) have been duly authorized and executed by Borrower and are legal, valid and binding instruments, enforceable against Borrower in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other legal or equitable principles now or hereafter in effect generally affecting creditors’ rights and remedies.

2. Limited Guaranty. Guarantor hereby unconditionally guarantees, on a joint and several basis with all Other Guarantors (as hereafter defined), payment of, and agrees to protect, defend, indemnify and hold harmless Bank for, from and against any and all loss, damage, cost, expense, liability, fine, penalty, court costs, judgment, claim or other obligation which may be suffered by or incurred by Bank (including attorneys’ fees and costs reasonably incurred), as well as the payment of all Enforcement Costs (as hereafter defined) arising out of or in connection with the following:

(i) fraud or material misrepresentation by or on behalf of Borrower or Guarantor, or any of their agents or representatives, in connection with the Loan;

(ii) the gross negligence, willful misconduct or commission of a criminal act by Borrower or Guarantor, or any of their agents or representatives, in connection with the Loan;

(iii) the breach of any material representation, warranty, covenant or indemnification provision by Borrower or Guarantor in any Environmental Indemnity Agreement or in the Mortgage or the Loan Agreement concerning any Environmental Laws and any indemnification of Bank with respect thereto in the Mortgage;

(iv) the removal or disposal of any portion of the Project (as such term is defined in the Loan Agreement) by Borrower or any Affiliate (as defined in the Loan Agreement) of Borrower or Guarantor, or any Person (as defined in the Loan Agreement) acting at the direction of Borrower or Guarantor after an Event of Default (as defined in any Loan Document) in violation of the Loan Documents;

(v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to all or any part of the Project, (B) any awards or other amounts received in connection with the condemnation of all or any part of the Property, (C) any rents following an Event of Default (as defined in any Loan Document); or (D) any proceeds of any cash collateral disbursed under any cash collateral agreement;

(vi) failure to use Loan proceeds to pay charges for labor or materials or other charges that can create liens on all or any part of the Property, subject to Borrower’s right to contest the amount or validity of any such charges or liens in accordance with the terms and conditions of the Loan Agreement;

(vii) any security deposits, advance deposits or any other deposits collected with respect to the Project which are not delivered to Bank upon a foreclosure of the Project or any conveyance of the Project by deed-in-lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any Lease (as defined in the Loan Agreement) prior to the occurrence of the “Event of Default” under the applicable Loan Document that gave rise to such foreclosure or action in lieu thereof; or

(viii) any shortfall in insurance deductibles payable by Borrower under any insurance policy required under Section 8.1 of the Loan Agreement.

3. Exceptions; Full Recourse. Notwithstanding the foregoing or anything to the contrary contained in this Guaranty, or the other the Loan Documents the limitation in Section 2 of this Guaranty shall be null and void and completely inapplicable and Guarantor shall be fully and personally liable (jointly and severally with all Guarantors, the Borrower and all Other Guarantors with respect thereto) for the payment and performance of all Debt (as defined in the Loan Agreement), including, without limitation, all outstanding principal due in respect of the Loan, all accrued interest thereon, and all other amounts, obligations or liabilities of Borrower to Bank under the Loan Documents, as well as the payment of all Enforcement Costs, upon the occurrence of any of the following events:

(i) The breach of any condition, covenant, agreement or obligation in Article VII of the Loan Agreement;

(ii) If Borrower shall (A) voluntarily commence a case under any applicable bankruptcy, insolvency, creditors’ rights or other similar law now or hereafter in effect (collectively, the “Insolvency Laws”), (B) voluntarily make any assignment for the benefit of creditors under any Insolvency Law, or (C) become the debtor in or subject of any involuntary case or proceeding under any Insolvency Law and any such case or proceeding shall have been facilitated, coordinated and/or directed by Borrower, Guarantor, any Other Guarantor or any Affiliate or principal of Borrower, Guarantor or any Other Guarantor and/or in any such involuntary case or proceeding involving Borrower, Borrower shall consent to the entry of an order for relief or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or of any substantial part of Borrower’s property;

(iii) If Guarantor shall (A) voluntarily commence a case under any applicable Insolvency Laws, (B) voluntarily make any assignment for the benefit of creditors under any Insolvency Law, or (C) become the debtor in or subject of any involuntary case or proceeding under any Insolvency Law if such case or proceeding shall have been facilitated, coordinated and/or directed by Guarantor, or any Affiliate or principal of Guarantor or Borrower and/or in any such involuntary case or proceeding involving Guarantor, Guarantor shall consent to the entry of an order for relief or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Guarantor or of any substantial part of Guarantor’s property;

(iv) If Guarantor (or any Person comprising Guarantor) or Borrower, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Bank under or in connection with this Guaranty, the Note, the Mortgage, any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense of Borrower against Bank, or any right in connection with any security for the Loan, which the court in any such action or proceeding determines that Borrower’s defense or such request for judicial intervention or injunctive or other equitable relief was asserted in bad faith, or

(v) Borrower, Guarantor or any Other Guarantor contests or opposes any motion made by Bank to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving Borrower.

4. Definitions. For purposes hereof the following terms shall have the meanings ascribed thereto:

“Enforcement Costs” shall mean any and all reasonable out of pocket expenses that may be actually paid or incurred by Bank in the collection of all or any portion of Guarantor’s obligations hereunder or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of the Bank under the Loan Documents, or under this Guaranty, including, without limitation, reasonable attorneys’ fees, irrespective of the manner or success of any such collection, exercise or enforcement, and whether or not such expenses constitute part of the Borrower’s obligations.

“Environmental Law” shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, relating to the safety, welfare and protection of human health or the environment, relating to any Hazardous Materials (as defined in the Mortgage), relating to liability for or costs of other actual or threatened danger to the safety, welfare or human health or the environment and includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (as amended, including, without limitation, the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. §9601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of releases of Hazardous Materials or other environmental condition of the Project or any governmental authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

“Other Guarantor” shall mean any Person executing a guaranty (other than this Guaranty) in favor of Bank, if any.

5. Unconditional Guaranty. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection and is in no way conditioned or contingent upon any attempt to enforce any of Bank’s rights against Borrower or to collect from the Borrower or upon any other condition or contingency. Bank shall have the right to proceed against Guarantor immediately upon any “Event of Default” under any Loan Document, in each case, without taking any prior action or proceeding to enforce any of the Loan Documents, or for the liquidation or foreclosure of any security Bank at any time holds pursuant thereto. Guarantor hereby subordinates to the rights of Bank hereunder any claim (within the meaning of 11 U.S.C. § 101) which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and, except as set forth in Section 9 hereof, agrees not to assert or take advantage of any subrogation rights of Guarantor or any right of Guarantor to proceed against Borrower, Guarantor or any Other Guarantor for reimbursement. It is expressly understood that the waivers and agreements of Guarantor constitute additional and cumulative benefits given to Bank for its security and as an inducement for its extension of credit to Borrower. Bank may at any time and from time to time take any and/or all actions and enforce all rights and remedies available to it hereunder or under applicable law to collect from Guarantor any amounts then due and payable hereunder by Guarantor and/or to cause Guarantor to fulfill his, her or its obligations hereunder. Notwithstanding anything to the contrary in this Guaranty, the Note, or any of the other Loan Documents, Bank shall not be deemed to have waived any right which either of them may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Bank in accordance with the Loan Documents.

6. Liability Unimpaired. No Guarantor’s liability hereunder shall in any way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Loan Documents (except to the extent expressly set forth in such amendment or modification) or any other instrument or agreement made to or with Bank by Borrower or Guarantor, or any Person who succeeds Borrower as owner of all or part of the Project prior to foreclosure of the Mortgage or exercise of any power of sale contained therein. In addition, no Guarantor’s liability hereunder shall in any way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Note or Mortgage or any sale or transfer of all or part of the property covered by the Mortgage, (iii) any exculpatory provision in any of said documents limiting Bank’s recourse to the Projector to any other security, or limiting Bank’s rights to a deficiency judgment against Borrower, (iv) the release of Borrower, Guarantor, any Other Guarantor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said documents for any reason, including by the applicable Bank’s election, by operation of law or otherwise, (v) the release or substitution in whole or in part of any security for the Loan, (vi) Bank’s failure to record the Mortgage or file any UCC financing statements (or the improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Bank in connection with the Loan, except to the extent that there is a final adjudication by a court of competent jurisdiction of a valid defense to Borrower’s obligations under the Loan Documents to payment of the Debt, (viii) the inaccuracy of any of the representations and warranties made by Borrower in the Loan Agreement, the Mortgage, the other Loan Documents or any disbursement certificates or requests for disbursements made under the Loan Agreement, or (x) any other action or circumstance whatsoever that constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of Borrower for its obligations under any of the Loan Documents or of Guarantor under this Guaranty; and, in any such case, whether with or without notice to Guarantor and with or without consideration.

7. Preservation of Loan Documents and. Guarantor will cause Borrower to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit Borrower to take or to fail to take actions of any kind which might be the basis for a claim that Guarantor has a defense to Guarantor’s obligations hereunder.

8. Reserved.

9. Payments; Certain Waivers. Guarantor (i) waives any right or claim of right to cause a marshalling of Borrower’s assets or to cause Bank to proceed against any of the security for the Debt, including, without limitation, the Loan, the Obligations or the other obligations guaranteed hereby before proceeding against Guarantor, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms of Section 2 (and if applicable Section 3) hereof and without presentment to Borrower or Guarantor, demand for payment or protest, or notice of non-payment or protest, and (iii) except as hereinafter provided, expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors. Without limiting the generality of the foregoing, Guarantor hereby waives all rights (x) to participate in any claim or remedy Bank may now or hereafter have against Borrower or in any collateral which Bank, now has or hereafter may acquire for the obligations guaranteed hereby and (y) except as provided below, to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrower, any Other Guarantor, or any other Person now or hereafter primarily or secondarily liable for any of Borrower’s obligations to Bank, and whether arising by contract or operation of law or otherwise by reason of Guarantor’s execution, delivery or performance of this Guaranty. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, Guarantor shall not waive, and hereby retains, all rights of subrogation, contribution, indemnification, set-off or reimbursement against Borrower or any Other Guarantor that Guarantor may have (the “Undersigned’s Rights”); provided however that (i) this Guaranty shall neither be contingent upon the existence of the Undersigned’s Rights nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of the Undersigned’s Rights including, without limitation, any claim that the Undersigned’s Rights were abrogated by any acts of Bank, and (ii) until the Debt and all other amounts guaranteed hereunder (including, without limitation, the Loan and the other Obligations) shall have been paid in full or until the Guarantor is otherwise released from its obligations under this Guaranty, Guarantor hereby postpones and subordinates (A) the exercise of any and all of the Undersigned’s Rights to Bank’s rights against Guarantor under this Guaranty, against Borrower under any of the Loan Documents, or any Other Guarantor and (B) any of the Undersigned’s Rights to any collateral securing the Debt, including, without limitation, the Loan. Notwithstanding anything to the contrary contained herein, except during the existence of an Event of Default, Guarantor shall be entitled to receive and retain indirect distributions from Borrower made in accordance with the terms and conditions of the Borrower’s organizational documents and otherwise permitted under the Loan Agreement.

10. Reinstatement. This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Bank (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, any Other Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, any Other Guarantor or any other Person or for a substantial part of Borrower’s, any Other Guarantor’s or any of such other Person’s property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all reasonable out of pocket costs and expenses (including, without limitation, reasonable legal fees and expenses) actually incurred by or on behalf of Bank in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute Enforcement Costs, the payment of which is guaranteed by Guarantor pursuant to Section 2 (and, if applicable Section 3) above.

11. Litigation, Compliance with Judgments. Guarantor represents and warrants as of the date hereof with respect to itself that it has received no written notice of any actions, suits or proceedings pending or threatened against or affecting Guarantor, at law, in equity or before or by any governmental authorities, which, if resolved in a manner adverse to Guarantor, would have a material adverse effect on Guarantor’s ability to perform its obligations hereunder; nor has Guarantor received any written notice that it is in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities, which default remains uncured and would have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.

12. Authorization and Enforceability; No Conflicts. Guarantor represents and warrants, as of the date hereof, that it has the full power and authority to enter into and perform its obligations under this Guaranty and this Guaranty is a legal, valid and binding instrument, enforceable against Guarantor in accordance with its terms. Guarantor that is not an individual hereby represents and warrants as of the date hereof that the execution, delivery and performance of this Guaranty has been authorized by all proper and necessary actions of Guarantor. Guarantor represents and warrants, as of the date hereof, with respect to itself that the consummation of the transactions contemplated hereby and the performance of this Guaranty has not resulted and will not result in any material breach of, or constitute a material default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound or affected.

13. Compliance with Laws. Guarantor represents and warrants as of the date hereof with respect to itself that Guarantor is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award, including the any Environmental Law presently in effect having applicability to Guarantor (collectively, the “Laws”), and agrees that Guarantor will comply in all material respects promptly with all Laws now or hereafter in effect having applicability to Guarantor.

14. Accuracy of Information; Full Disclosure. Guarantor represents and warrants as of the date hereof with respect to itself that neither this Guaranty nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Guarantor to Bank in connection with the negotiation of this Guaranty, the Loan Documents or the consummation of the transactions contemplated thereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Guarantor, contains any untrue or misleading statement of a material fact; there is no fact which Guarantor has knowledge that has not been disclosed to the Bank in writing, which materially affects adversely any of the property covered by the Mortgage or the ability of Guarantor to perform this Guaranty.

15. Financial Statements. Guarantor represents and warrants, as of the date hereof, and covenants with respect to itself as follows:

(a) The most recent financial statements heretofore delivered by Guarantor to Bank are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied and fairly present Guarantor’s financial condition as of the date thereof, and no material adverse change has occurred in the financial condition reflected therein since the date thereof.

(b) Within 120 days after Guarantor’s fiscal year end, Guarantor’s audited annual financial statements, including consolidated and consolidating information, prepared by a certified public accountant.

(c) Promptly after a written request therefor, Guarantor shall deliver to the Bank such other financial data or information as Bank may reasonably request from time to time

16. Non-Waiver Remedies Cumulative. No failure or delay on Bank’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Bank in connection with the Loan, shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute either Bank’s acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Bank of any right or remedy under any of the Loan Documents, this Guaranty, on any one occasion shall not be construed as a bar to any right or remedy which Bank otherwise would have on any future occasion. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17. Transfers of Interests in Loan. Guarantor acknowledges that Bank, at Bank’s sole discretion, may sell, assign or transfer interests in the Loan, this Guaranty and the other Loan Documents to one or more participants, purchasers and/or assignees (collectively, “Participants”) and agrees in connection therewith, all Loan Documents and other documentation, financial statements, appraisals and other data, or copies thereof, relevant to

Borrower, Guarantor, the Premises, the Improvements or the Mortgage and Loan Agreement, may be provided to and retained by any such participant, purchaser or assignee or prospective participant, purchaser or assignee. Guarantor agrees that Bank shall have no obligation to give Guarantor written notice of any sale, assignment or transfer of any interest or participation in the Loan or any part thereof.

18. Separate Indemnity. Guarantor acknowledges and agrees that the Bank’s rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Bank’s rights (and all of Guarantor’s obligations) under any indemnity agreement executed and delivered to Bank by Borrower and/or Guarantor in connection with the Loan, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor’s obligations and liabilities under any such indemnity agreement.

19. Severability. Any provision of this Guaranty, or the application thereof to any Person or circumstance, that, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

20. Entire Agreement; Amendments. This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated (except as otherwise expressly provided herein) except by a written instrument signed by the Person against whom enforcement of the waiver, amendment or termination is sought.

21. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of the Bank and Guarantor and their respective heirs, personal representatives, successors and assigns. This Guaranty may be assigned by Bank with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantor hereunder to the Bank with respect to any portion of the obligations guaranteed hereby retained by the Bank.

22. WAIVER OF TRIAL BY JURY. GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, BANK, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND BANK, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND BANK ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

23. ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF BANK ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST BANK WITH RESPECT TO ANY ASSERTED CLAIM.

24. Governing Law; Submission To Jurisdiction. This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Florida. Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any county, state or federal court sitting in the County of Orange over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any county, state or federal court sitting in the County of Orange may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address of its registered agent in the State of Maryland with copies to the addresses indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

25. Section Headings. Any section headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

26. Liability Unaffected by Release. Guarantor or other Person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of any other Guarantor hereunder.

27. Joint and Several Obligations. If more than one Person comprises Guarantor, then each such Person’s obligations and liability under this Guaranty shall be joint and several.

28. Notices. Notices shall be given in the manner provided in the Loan Agreement and with respect to Guarantor at the address set forth below, with a copy of any such Notice to be given to: Miller, Canfield, Paddock and Stone, P.L.C, 101 N. Main Street, 7th Floor, Ann Arbor, MI 48104, Attn: Joseph M. Fazio, Esq.

29. Principles of Construction. All references to sections, paragraphs, schedules and exhibits are to sections, schedules and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The recitals to this Guaranty shall be deemed a part hereof and all exhibits and schedules attached hereto, if any, are incorporated herein by reference for all purposes. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and “including” means including without limitation. Whenever the context requires, each gender shall include all other genders.

30. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty or caused this Guaranty to be duly executed and delivered by its duly authorized official as of the date first above stated.

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P., a Maryland limited partnership

By:	City Office REIT, Inc., a Maryland corporation, its general partner

	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Its:	Chief Financial Officer

Address of Guarantor:

c/o City Office REIT, Inc.,

1075 West Georgia St., Suite 2010, Vancouver, British

Columbia

V6E 3C9 Canada